Exhibit 5.1

Christopher A. Wilson
Partner
CWilson@securitieslegal.com
Licensed in California

William L. Horn
Partner
William@securitieslegal.com
Licensed in California

Kacilyn Broker
associate
kbroker@securitieslegal.com
Licensed in California	www.securitieslegal.com

Gilbert J. Bradshaw
Partner
Gil@securitieslegal.com
Licensed in New York

Monique Saugstad
Of Counsel
monique@securitieslegal.com
Licensed in New Jersey

Javiera P. Salamanca
International Counsel
Javiera@securitieslegal.com
Licensed in Chile

May 9, 2023

BioLargo, Inc.

14921 Chestnut St.

Westminster, CA 92683

Ladies and Gentlemen:

With respect to the Post-Effective Amendment No. 4 to that Registration Statement on Form S-1 (file No. 333-233534) (the “Registration Statement”) being filed with the Securities and Exchange Commission by BioLargo, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended, relating to the registration of up to 22,689,035 shares of Common Stock of the Company, $0.00067 par value (the “Common Stock”), to be offered by the selling stockholders named in the Registration Statement (the “Selling Stockholders”), we advise you as follows:

We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company’s Certificate of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance of the shares and such other documents and authorities as we deem relevant for the purpose of this opinion.

Based upon the foregoing and in reliance thereon, we are of the opinion that, upon compliance with the Securities Act of 1933, as amended, and with the securities or “blue sky” laws of the states in which the shares are to be offered for sale, the 22,689,035 shares of Common Stock that are being registered for resale by the Selling Stockholders pursuant to the Registration Statement have been (or will be, upon issuance by the Company to the Selling Stockholders under the securities purchase agreements, the convertible notes and the warrants described in the Registration Statement) validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Experts” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Wilson Bradshaw LLP

WILSON BRADSHAW LLP